EXHIBIT 99.1
Vanguard Health Systems Reports Second Quarter Fiscal 2013 Results

NASHVILLE, Tenn. - January 30, 2013 - Vanguard Health Systems, Inc. (NYSE: VHS) today announced financial and operating results for its second fiscal quarter of 2013.

Second Quarter Fiscal 2013 Key Metrics (all percentage changes compare Q2 FY2013 to Q2 FY2012):
Consolidated and Same Store:

•
Net income attributable to Vanguard Health Systems, Inc. stockholders was $12.2 million, or $0.14 per diluted share, compared to net income of $15.7 million, or $0.20 per diluted share, during the prior year period

•	Adjusted EBITDA was $137.8 million

•	Patient revenue per adjusted discharge increased 1.5 percent

•	Discharges decreased 1.4 percent

•	Adjusted discharges increased 1.4 percent

Year to Date Fiscal 2013 Key Metrics (all percentage changes compare six months FY2013 to six months FY2012):
Consolidated:

•
Net income attributable to Vanguard Health Systems, Inc. stockholders was $26.1 million, or $0.31 per diluted share, compared to a net loss of $6.0 million, or $(0.08) per diluted share, during the prior year period

•	Adjusted EBITDA increased 4.9 percent to $271.0 million

Same Store:

•	Patient revenue per adjusted discharge increased 2.3 percent

•	Discharges decreased 1.8 percent

•	Adjusted discharges decreased 0.2 percent

A reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to net income (loss) attributable to Vanguard Health Systems, Inc. stockholders for the quarters and six-month periods ending December 31, 2011 and 2012 is included in this release.

Second Quarter Analysis
Consolidated total revenues increased $37.7 million during the second quarter of fiscal 2013 compared to the prior year period. Net patient service revenues increased $33.2 million as a result of a 1.4 percent increase in adjusted discharges and a 1.5 percent increase in patient revenue per adjusted discharge. Emergency room visits increased 6.0 percent and observation cases increased 8.0 percent. Health plan premium revenues increased slightly during the second quarter of fiscal 2013 compared to the prior year period. Uncompensated care as a percentage of net patient revenues (prior to uncompensated care deductions) was 21.3 percent during the second quarter of fiscal 2013 compared to 20.0 percent during the prior year period primarily due to an increase in uninsured discharges as a percentage of total discharges.

Fiscal Year to Date Analysis
Consolidated total revenues increased $72.1 million during the six months ended December 31, 2012 compared to the prior year period, primarily due to the acquisition of Valley Baptist Health System in September 2011. Same store net patient service revenues increased 1.6 percent during the six months ended December 31, 2012 resulting from a 2.3 percent increase in patient revenue per adjusted discharge combined with a 0.2 percent decrease in adjusted discharges. Same store emergency room visits increased 3.8 percent and same store observation cases increased 9.1 percent during the six months ended December 31, 2012 compared to the prior year period. Health plan premium revenues, on a same store basis, decreased 10.4 percent during the six months ended December 31, 2012 compared to the prior year period. Phoenix Health Plan's revenues were negatively impacted by a combination of program changes adopted by Arizona Health Care Cost Containment System (“AHCCCS”) beginning April 1, 2011 and continuing during our fiscal year 2012, including capitation payment rate decreases, program eligibility restrictions and health plan profitability limitations for certain member groups.
Same store uncompensated care as a percentage of net patient revenues (prior to uncompensated care deductions) was 20.2 percent during the six months ended December 31, 2012 compared to 18.0 percent during the prior year period primarily due to an increase in uninsured discharges as a percentage of total discharges.

Balance Sheet and Cash Flows
As of December 31, 2012, we had cash of $357.8 million and total debt of $2,703.2 million.
Cash flows from operating activities improved by $81.1 million during the six months ended December 31, 2012 compared to the prior year period. Changes in net operating assets and liabilities negatively impacted operating cash flows by $92.9 million during the six months ended December 31, 2012 compared to a negative impact of $172.2 million during the prior year period. We made $98.2 million of interest and income tax payments during the six months ended December 31, 2012, which was $16.6 million higher than these payments during the prior year period.
Capital expenditures increased 36.4 percent to $187.2 million during the six months ended December 31, 2012 compared to the prior year period due to increased spending related to the Detroit Medical Center specified capital project commitments and the start of construction of a new hospital in New Braunfels, Texas.

Outlook for Fiscal Year 2013
We are confirming our previously issued fiscal year 2013 outlook for ranges of projected Adjusted EBITDA, projected net income attributable to Vanguard Health Systems, Inc. stockholders, projected diluted earnings per share and projected capital expenditures.

Earnings Conference Call
We will host a conference call at 11:00 a.m. EST on January 31, 2013. All interested parties are invited to access a live webcast of the conference call on the Investor Relations Section of our website at http://vanguardhealth.com. If you are unable to participate during the live webcast, the webcast will be available on a replay basis for 90 days.
We own and operate 28 acute care and specialty hospitals and complementary facilities and services in metropolitan Chicago, Illinois; metropolitan Detroit, Michigan; metropolitan Phoenix, Arizona; San Antonio, Texas; Harlingen and Brownsville, Texas; and Worcester and metropolitan Boston, Massachusetts. Our strategy is to develop locally branded, comprehensive health care delivery networks in urban markets.
Cautionary Statement about Forward-Looking Information
This press release contains “forward-looking statements” within the meaning of the federal securities laws that are intended to be covered by safe harbors created thereby. Forward-looking statements are those statements that are based upon management's plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. These statements are based upon estimates and assumptions made by our management that, although believed to be reasonable, are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. When used in this press release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” “continues” or future or conditional verbs, such as “will,” “should,” “could” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. These factors, risks and uncertainties include, among others, the following: our high degree of leverage and interest rate risk; our ability to incur substantially more debt; operating and financial restrictions in our debt agreements; our ability to generate cash necessary to service our debt; weakened economic conditions and volatile capital markets; potential adverse impact of pre-payment and post-payment claims reviews by governmental agencies; our ability to grow our business and successfully implement our business strategies, including growing our ambulatory care services platform; our ability to successfully integrate hospitals or ambulatory care facilities acquired in the future or to recognize expected synergies from such acquisitions; potential acquisitions could be costly, unsuccessful or subject us to unexpected liabilities; conflicts of interest that may arise as a result of our control by a small number of stockholders; the highly competitive nature of the health care industry; the geographic concentration of our operations; governmental regulation of the health care industry, including Medicare and Medicaid reimbursement levels in general and with respect to the impact of the Budget Control Act of 2011 and other future deficit reduction plans; a reduction or elimination of supplemental Medicare and Medicaid payments on which we depend, including disproportionate share payments, indirect medical education/graduate medical education payments, upper payment limit programs and other similar payments; pressures to contain costs by managed care organizations and other insurers and our ability to negotiate acceptable terms with these third party payers; our ability to attract and retain qualified management and health care professionals, including physicians and nurses; the currently unknown effect on us of the major federal health care reforms enacted by Congress in March 2010, including the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, or other potential additional federal or state health care reforms, including that states may opt out of the Medicaid expansion; potential adverse impact of known and unknown governmental investigations and audits; increased compliance costs from further government regulation of the health care industry and our failure to comply, or allegations of our failure to comply, with applicable laws and regulations; our failure to adequately enhance our facilities with technologically advanced equipment; the availability of capital to fund our corporate growth strategy and improvements to our existing facilities; potential lawsuits or other claims asserted against us; our ability to maintain or increase patient membership in and to control the costs of our managed health care plans; failure of AHCCCS to renew its contract with, or award future contracts with similar terms and scope to, Phoenix Health Plan; Phoenix Health Plan's ability to comply with the terms of its contract with AHCCCS; our inability to manage health plan claims expense within our health plans; reductions in the enrollment of our health plans; changes in general economic conditions nationally and regionally in our markets; our exposure to the increased amounts of and collection risks associated with uninsured accounts and the co-pay and deductible portions of insured accounts; dependence on our senior management team and local management personnel; volatility of professional and general liability insurance for us and the physicians who practice at our hospitals and increases in the quantity and severity of professional liability claims; our ability to achieve operating and financial targets and to maintain and increase patient volumes and control the costs of providing services, including salaries and benefits, supplies and other operating expenses; technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand for, health care services and shift demand for inpatient services to outpatient settings; a failure of our information systems; delays in receiving payments for services provided, especially from governmental payers; changes in revenue mix, including changes in Medicaid eligibility criteria and potential declines in the population covered under managed care agreements; costs and compliance risks associated with Section 404 of the Sarbanes-Oxley Act of 2002; material non-cash charges to earnings from impairment of goodwill associated with declines in the fair market value of our reporting units; cash payments that may be necessary to fund an underfunded defined benefit pension plan of the DMC; volatility of materials and labor costs for, or state efforts to regulate, potential construction projects that may be necessary for future growth; our reliance on payments from our subsidiaries, which may be restricted by our credit agreement and the indentures governing our senior notes; changes in accounting practices; our ability to demonstrate meaningful use of certified electronic health record technology and to receive the related Medicare or Medicaid incentive payments; and other risk factors described in our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.
Our forward-looking statements speak only as of the date made. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of new information, future events or otherwise. You are cautioned not to rely on such forward-looking statements when evaluating the information contained in this press release. In light of significant uncertainties inherent in the forward-looking statements included in this press release, you should not regard the inclusion of such information as a representation by us that the objectives and plans anticipated by the forward-looking statements will occur or be achieved or, if any of them do, what impact they will have on our financial condition, results of operations or cash flows.

We use our company website to provide important information to investors about the company, including the posting of important announcements regarding financial performance and corporate developments.

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except share and per share amounts)

	Quarter ended December 31,
	2011		2012
Patient service revenues	$1,428.1	96.8%	$1,481.5	97.9%
Less: Provision for doubtful accounts	(141.5)	(9.6)	(161.7)	(10.7)
Patient service revenues, net	1,286.6	87.2	1,319.8	87.2
Premium revenues	188.8	12.8	193.3	12.8
Total revenues	1,475.4	100.0	1,513.1	100.0

Salaries and benefits (includes stock compensation)	702.4	47.6	698.1	46.1
Health plan claims expense	147.3	10.0	149.8	9.9
Supplies	227.9	15.4	232.5	15.4
Purchased services	133.4	9.0	148.2	9.8
Rents and leases	18.7	1.3	18.8	1.2
Other operating expenses	131.3	8.9	145.1	9.6
Medicare and Medicaid EHR incentives	(21.3)	(1.4)	(14.5)	(1.0)
Depreciation and amortization	65.8	4.5	67.8	4.5
Interest, net	43.2	2.9	49.7	3.3
Acquisition related expenses	0.4	—	0.1	—
Other	(1.8)	(0.1)	(1.8)	(0.1)
Income from continuing operations before income taxes	28.1	1.9	19.3	1.3
Income tax expense	(11.3)	(0.8)	(7.2)	(0.5)
Income from continuing operations	16.8	1.1	12.1	0.8
Loss from discontinued operations, net of taxes	(0.3)	—	—	—
Net income	16.5	1.1	12.1	0.8
Net loss (income) attributable to non-controlling interests	(0.8)	(0.1)	0.1	—
Net income attributable to Vanguard Health Systems, Inc. stockholders	$15.7	1.1%	$12.2	0.8%

Earnings per share attributable to Vanguard Health Systems, Inc. stockholders
Basic earnings per share	$0.21		$0.15
Diluted earnings per share	$0.20		$0.14

Weighted average shares outstanding (in thousands):
Basic	75,325		77,421
Diluted	78,732		79,625

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except share and per share amounts)

	Six months ended December 31,
	2011		2012
Patient service revenues	$2,779.6	95.5%	$2,945.4	98.7%
Less: Provision for doubtful accounts	(267.7)	(9.2)	(331.3)	(11.1)
Patient service revenues, net	2,511.9	86.3	2,614.1	87.6
Premium revenues	399.8	13.7	369.7	12.4
Total revenues	2,911.7	100.0	2,983.8	100.0

Salaries and benefits (includes stock compensation)	1,367.4	47.0	1,378.3	46.2
Health plan claims expense	312.0	10.7	284.1	9.5
Supplies	441.5	15.2	458.6	15.4
Purchased services	260.4	8.9	295.4	9.9
Rents and leases	36.7	1.3	37.8	1.3
Other operating expenses	264.4	9.1	289.3	9.7
Medicare and Medicaid EHR incentives	(24.4)	(0.8)	(25.8)	(0.9)
Depreciation and amortization	128.4	4.4	133.4	4.5
Interest, net	89.0	3.1	100.5	3.4
Debt extinguishment costs	38.9	1.3	—	—
Acquisition related expenses	12.6	0.4	0.1	—
Other	(4.2)	(0.1)	(6.9)	(0.2)
Income (loss) from continuing operations before income taxes	(11.0)	(0.4)	39.0	1.3
Income tax benefit (expense)	3.9	0.1	(12.1)	(0.4)
Income (loss) from continuing operations	(7.1)	(0.2)	26.9	0.9
Income (loss) from discontinued operations, net of taxes	(0.4)	—	0.1	—
Net income (loss)	(7.5)	(0.3)	27.0	0.9
Net loss (income) attributable to non-controlling interests	1.5	0.1	(0.9)	—
Net income (loss) attributable to Vanguard Health Systems, Inc. stockholders	$(6.0)	(0.2)%	$26.1	0.9%

Earnings (loss) per share attributable to Vanguard Health Systems, Inc. stockholders
Basic earnings (loss) per share	$(0.08)		$0.32
Diluted earnings (loss) per share	$(0.08)		$0.31

Weighted average shares outstanding (in thousands):
Basic	75,090		76,559
Diluted	75,090		79,205

VANGUARD HEALTH SYSTEMS, INC.
Supplemental Financial Information (Unaudited)
Reconciliation of Adjusted EBITDA to Net Income (Loss) Attributable to Vanguard Health Systems, Inc. Stockholders
(In millions)

	Quarter ended		Six months ended
	December 31,		December 31,
	2011	2012	2011	2012
Net income (loss) attributable to Vanguard Health Systems, Inc. stockholders	$15.7	$12.2	$(6.0)	$26.1
Interest, net	43.2	49.7	89.0	100.5
Income tax expense (benefit)	11.3	7.2	(3.9)	12.1
Depreciation and amortization	65.8	67.8	128.4	133.4
Non-controlling interests	0.8	(0.1)	(1.5)	0.9
Loss (gain) on disposal of assets	0.4	1.9	(0.8)	1.0
Equity method loss (income)	(0.6)	0.2	(0.7)	(0.4)
Stock compensation	3.9	2.7	4.6	4.9
Realized losses on investments	—	—	—	0.2
Acquisition related expenses	0.4	0.1	12.6	0.1
Debt extinguishment costs	—	—	38.9	—
Impairment and restructuring charges	—	—	(0.1)	—
Pension credits	(1.6)	(3.9)	(2.6)	(7.7)
Discontinued operations, net of taxes	0.3	—	0.4	(0.1)
Adjusted EBITDA (1)	$139.6	$137.8	$258.3	$271.0
____________________

(1) Adjusted EBITDA is defined as income (loss) before interest expense (net of interest income), income taxes, depreciation and amortization, non-controlling interests, gain or loss on disposal of assets, equity method income or loss, stock compensation, realized gains or losses on investments, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges, pension expense (credits) and discontinued operations, net of taxes. Adjusted EBITDA is not intended as a substitute for net income (loss) attributable to Vanguard Health Systems, Inc. stockholders, operating cash flows or other cash flow data determined in accordance with accounting principles generally accepted in the United States. Due to varying methods of calculation, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	June 30, 2012	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$455.5	$357.8
Restricted cash	2.4	5.7
Accounts receivable, net of allowance for doubtful accounts of $366.5 and $382.1, respectively	702.1	666.4
Inventories	97.0	96.6
Deferred tax assets	89.6	71.0
Prepaid expenses and other current assets	236.4	197.1
Total current assets	1,583.0	1,394.6
Property, plant and equipment, net of accumulated depreciation	2,110.1	2,145.3
Goodwill	768.4	772.7
Intangible assets, net of accumulated amortization	89.0	87.8
Deferred tax assets, noncurrent	71.2	82.9
Investments in securities	51.8	57.9
Escrowed cash for capital commitments	20.3	—
Other assets	94.3	97.2
Total assets	$4,788.1	$4,638.4

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$390.6	$369.1
Accrued salaries and benefits	226.0	220.5
Accrued health plan claims and settlements	67.8	63.0
Accrued interest	73.2	73.4
Other accrued expenses and current liabilities	219.9	162.8
Current maturities of long-term debt	11.2	12.6
Total current liabilities	988.7	901.4
Professional and general liability and workers compensation reserves	304.8	305.7
Unfunded pension liability	269.9	229.9
Other liabilities	174.7	123.1
Long-term debt, less current maturities	2,695.4	2,690.6
Commitments and contingencies
Redeemable non-controlling interests	53.1	55.3
Equity:
Vanguard Health Systems, Inc. stockholders' equity:
Common stock	0.8	0.8
Additional paid-in capital	403.3	405.0
Accumulated other comprehensive loss	(48.4)	(46.5)
Retained deficit	(60.6)	(34.5)
Total Vanguard Health Systems, Inc. stockholders' equity	295.1	324.8
Non-controlling interests	6.4	7.6
Total equity	301.5	332.4
Total liabilities and equity	$4,788.1	$4,638.4

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)
	Six months ended
	December 31,
	2011	2012
Operating activities:
Net income (loss)	$(7.5)	$27.0
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss (income) from discontinued operations	0.4	(0.1)
Depreciation and amortization	128.4	133.4
Amortization of loan costs and accretion of principal on notes	8.4	6.6
Acquisition related expenses	12.6	0.1
Stock compensation	4.6	4.9
Deferred income taxes	(5.9)	7.0
Debt extinguishment costs	38.9	—
Other	(1.1)	1.2
Changes in operating assets and liabilities, net of the impact of acquisitions	(172.2)	(92.9)
Net cash provided by operating activities — continuing operations	6.6	87.2
Net cash provided by (used in) operating activities — discontinued operations	(0.4)	0.1
Net cash provided by operating activities	6.2	87.3

Investing activities:
Acquisitions and related expenses, net of cash acquired	(208.8)	(7.2)
Capital expenditures	(137.2)	(187.2)
Proceeds from sales of investments in securities	42.3	76.1
Purchases of investments in securities	(30.4)	(79.1)
Net reimbursements from restricted cash and escrow fund	—	17.8
Other investing activities	(0.7)	1.3
Net cash used in investing activities	(334.8)	(178.3)

Financing activities:
Payments of long-term debt and capital leases	(460.7)	(5.5)
Proceeds from the issuance of common stock	67.5	—
Payments of IPO related costs	(6.9)	—
Payments of tender premiums on note redemptions	(27.6)	—
Other financing activities	(1.6)	(1.2)
Net cash used in financing activities	(429.3)	(6.7)
Net decrease in cash and cash equivalents	(757.9)	(97.7)
Cash and cash equivalents, beginning of period	936.6	455.5
Cash and cash equivalents, end of period	$178.7	$357.8

Supplemental cash flow information:
Net cash paid for interest	$81.0	$93.8
Net cash paid for income taxes	$0.6	$4.4

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited)
(In millions)

	Quarter ended December 31, 2011
	Acute Care	% of	Health	% of
	Services	Revenues	Plans	Revenues	Eliminations	Consolidated
Patient service revenues, net (1)	$1,297.1	100.0%	$—	—%	$(10.5)	$1,286.6
Premium revenues	—	—	188.8	100.0	—	188.8
Total revenues	1,297.1	100.0	188.8	100.0	(10.5)	1,475.4

Salaries and benefits (excludes stock compensation)	689.2	53.1	9.3	4.9	—	698.5
Health plan claims expense (1)	—	—	157.8	83.6	(10.5)	147.3
Supplies	227.9	17.6	—	—	—	227.9
Other operating expenses	271.2	20.9	12.2	6.5	—	283.4
Medicare and Medicaid EHR incentives	(21.3)	(1.6)	—	—	—	(21.3)
Segment EBITDA (2)	130.1	10.0	9.5	5.0	—	139.6
Less:
Interest, net	43.8	3.4	(0.6)	(0.3)	—	43.2
Depreciation and amortization	64.6	5.0	1.2	0.6	—	65.8
Equity method income	(0.6)	—	—	—	—	(0.6)
Stock compensation	3.9	0.3	—	—	—	3.9
Loss on disposal of assets	0.4	—	—	—	—	0.4
Acquisition related expenses	0.4	—	—	—	—	0.4
Pension credits	(1.6)	(0.1)	—	—	—	(1.6)
Income from continuing operations before income taxes	$19.2	1.5%	$8.9	4.7%	$—	$28.1
___________________

(1) We eliminate in consolidation those patient service revenues earned by our health care facilities attributable to services provided to enrollees in our owned health plans and eliminate the corresponding medical claims expenses incurred by our health plans for those services.

(2) Segment EBITDA is defined as income (loss) from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income or loss, stock compensation, gain or loss on disposal of assets, realized gains or losses on investments, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges and pension expense (credits). Management uses Segment EBITDA to measure the performance of our segments and develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates, which management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of our segments. Management believes that Segment EBITDA provides useful information to investors, lenders, financial analysts and rating agencies about the financial performance of our segments. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions concerning us. Segment EBITDA is not a substitute for net income (loss), operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similar measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited) (continued)
(In millions)

	Quarter ended December 31, 2012
	Acute Care	% of	Health	% of
	Services	Revenues	Plans	Revenues	Eliminations	Consolidated
Patient service revenues, net (1)	$1,329.3	100.0%	$—	—%	$(9.5)	$1,319.8
Premium revenues	—	—	193.3	100.0	—	193.3
Total revenues	1,329.3	100.0	193.3	100.0	(9.5)	1,513.1

Salaries and benefits (excludes stock compensation)	685.3	51.6	10.1	5.2	—	695.4
Health plan claims expense (1)	—	—	159.3	82.4	(9.5)	149.8
Supplies	232.4	17.5	0.1	0.1	—	232.5
Other operating expenses	301.1	22.7	11.0	5.7	—	312.1
Medicare and Medicaid EHR incentives	(14.5)	(1.1)	—	—	—	(14.5)
Segment EBITDA (2)	125.0	9.4	12.8	6.6	—	137.8
Less:
Interest, net	50.3	3.8	(0.6)	(0.3)	—	49.7
Depreciation and amortization	66.7	5.0	1.1	0.6	—	67.8
Equity method loss	0.2	—	—	—	—	0.2
Stock compensation	2.7	0.2	—	—	—	2.7
Loss on disposal of assets	1.9	0.1	—	—	—	1.9
Acquisition related expenses	0.1	—	—	—	—	0.1
Pension credits	(3.9)	(0.3)	—	—	—	(3.9)
Income from continuing operations before income taxes	$7.0	0.5%	$12.3	6.5%	$—	$19.3
__________________

(1) We eliminate in consolidation those patient service revenues earned by our health care facilities attributable to services provided to enrollees in our owned health plans and eliminate the corresponding medical claims expenses incurred by our health plans for those services.

(2) Segment EBITDA is defined as income (loss) from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income or loss, stock compensation, gain or loss on disposal of assets, realized gains or losses on investments, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges and pension expense (credits). Management uses Segment EBITDA to measure the performance of our segments and develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates, which management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of our segments. Management believes that Segment EBITDA provides useful information to investors, lenders, financial analysts and rating agencies about the financial performance of our segments. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions concerning us. Segment EBITDA is not a substitute for net income (loss), operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similar measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited) (continued)
(In millions)

	Six months ended December 31, 2011
	Acute Care	% of	Health	% of
	Services	Revenues	Plans	Revenues	Eliminations	Consolidated
Patient service revenues, net (1)	$2,531.0	100.0%	$—	—%	$(19.1)	$2,511.9
Premium revenues	—	—	399.8	100.0	—	399.8
Total revenues	2,531.0	100.0	399.8	100.0	(19.1)	2,911.7

Salaries and benefits (excludes stock compensation)	1,344.5	53.1	18.3	4.6	—	1,362.8
Health plan claims expense (1)	—	—	331.1	82.8	(19.1)	312.0
Supplies	441.4	17.4	0.1	—	—	441.5
Other operating expenses	538.6	21.3	22.9	5.7	—	561.5
Medicare and Medicaid EHR incentives	(24.4)	(1.0)	—	—	—	(24.4)
Segment EBITDA (2)	230.9	9.1	27.4	6.9	—	258.3
Less:
Interest, net	89.9	3.6	(0.9)	(0.2)	—	89.0
Depreciation and amortization	126.1	5.0	2.3	0.6	—	128.4
Equity method income	(0.7)	—	—	—	—	(0.7)
Stock compensation	4.6	0.2	—	—	—	4.6
Gain on disposal of assets	(0.8)	—	—	—	—	(0.8)
Acquisition related expenses	12.6	0.5	—	—	—	12.6
Debt extinguishment costs	38.9	1.5	—	—	—	38.9
Impairment and restructuring charges	(0.1)	—	—	—	—	(0.1)
Pension credits	(2.6)	(0.1)	—	—	—	(2.6)
Income (loss) from continuing operations before income taxes	$(37.0)	(1.5)%	$26.0	6.5%	$—	$(11.0)
__________________

(1) We eliminate in consolidation those patient service revenues earned by our health care facilities attributable to services provided to enrollees in our owned health plans and eliminate the corresponding medical claims expenses incurred by our health plans for those services.

(2) Segment EBITDA is defined as income (loss) from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income or loss, stock compensation, gain or loss on disposal of assets, realized gains or losses on investments, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges and pension expense (credits). Management uses Segment EBITDA to measure the performance of our segments and develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates, which management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of our segments. Management believes that Segment EBITDA provides useful information to investors, lenders, financial analysts and rating agencies about the financial performance of our segments. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions concerning us. Segment EBITDA is not a substitute for net income (loss), operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similar measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited) (continued)
(In millions)

	Six months ended December 31, 2012
	Acute Care	% of	Health	% of
	Services	Revenues	Plans	Revenues	Eliminations	Consolidated
Patient service revenues, net (1)	$2,633.8	100.0%	$—	—%	$(19.7)	$2,614.1
Premium revenues	—	—	369.7	100.0	—	369.7
Total revenues	2,633.8	100.0	369.7	100.0	(19.7)	2,983.8

Salaries and benefits (excludes stock compensation)	1,354.4	51.4	19.0	5.1	—	1,373.4
Health plan claims expense (1)	—	—	303.8	82.2	(19.7)	284.1
Supplies	458.5	17.4	0.1	—	—	458.6
Other operating expenses	600.3	22.8	22.2	6.0	—	622.5
Medicare and Medicaid EHR incentives	(25.8)	(1.0)	—	—	—	(25.8)
Segment EBITDA (2)	246.4	9.4	24.6	6.7	—	271.0
Less:
Interest, net	101.6	3.9	(1.1)	(0.3)	—	100.5
Depreciation and amortization	131.3	5.0	2.1	0.6	—	133.4
Equity method income	(0.4)	—	—	—	—	(0.4)
Stock compensation	4.9	0.2	—	—	—	4.9
Loss on disposal of assets	1.0	—	—	—	—	1.0
Realized losses on investments	0.2	—	—	—	—	0.2
Acquisition related expenses	0.1	—	—	—	—	0.1
Pension credits	(7.7)	(0.3)	—	—	—	(7.7)
Income from continuing operations before income taxes	$15.4	0.6%	$23.6	6.5%	$—	$39.0
__________________

(1) We eliminate in consolidation those patient service revenues earned by our health care facilities attributable to services provided to enrollees in our owned health plans and eliminate the corresponding medical claims expenses incurred by our health plans for those services.

(2) Segment EBITDA is defined as income (loss) from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income or loss, stock compensation, gain or loss on disposal of assets, realized gains or losses on investments, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges and pension expense (credits). Management uses Segment EBITDA to measure the performance of our segments and develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates, which management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of our segments. Management believes that Segment EBITDA provides useful information to investors, lenders, financial analysts and rating agencies about the financial performance of our segments. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions concerning us. Segment EBITDA is not a substitute for net income (loss), operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similar measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics
(Unaudited)
	Quarter ended
CONSOLIDATED AND SAME STORE:	December 31,
	2011	2012	% Change
Number of hospitals at end of period	28	28
Licensed beds at end of period	7,064	7,064
Discharges	71,961	70,980	(1.4)%
Adjusted discharges	129,089	130,924	1.4
Average length of stay	4.39	4.47	1.8
Patient days	316,075	317,369	0.4
Adjusted patient days	566,997	585,394	3.2
Patient revenue per adjusted discharge	$9,506	$9,647	1.5
Inpatient surgeries	16,910	16,345	(3.3)
Outpatient surgeries	31,876	31,444	(1.4)
Observation cases	17,750	19,170	8.0
Emergency room visits	299,075	317,069	6.0
Health plan member lives	249,500	236,000	(5.4)
Health plan claims expense percentage	78.0%	77.5%

Uncompensated care as a percent of net patient revenues (prior to uncompensated care deductions)	20.0%	21.3%

Net patient revenue payer mix:
Medicare	28.2%	27.1%
Medicaid	13.9	13.4
Managed Medicare	11.1	11.7
Managed Medicaid	8.7	10.2
Managed care	34.5	34.1
Commercial	1.2	1.5
Self-pay	2.4	2.0
Total	100.0%	100.0%

Discharges by payer:
Medicare	29.5%	29.1%
Medicaid	11.8	9.8
Managed Medicare	12.1	12.7
Managed Medicaid	16.4	18.2
Managed care	22.8	22.3
Commercial	0.5	0.5
Self-pay	6.9	7.4
Total	100.0%	100.0%

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics
(Unaudited) (continued)
	Six months ended
CONSOLIDATED:	December 31,
	2011	2012	% Change
Number of hospitals at end of period	28	28
Licensed beds at end of period	7,064	7,064
Discharges	140,122	142,461	1.7%
Adjusted discharges	254,345	262,430	3.2
Average length of stay	4.37	4.44	1.6
Patient days	612,154	632,924	3.4
Adjusted patient days	1,111,161	1,165,919	4.9
Patient revenue per adjusted discharge	$9,397	$9,525	1.4
Inpatient surgeries	32,987	32,937	(0.2)
Outpatient surgeries	61,852	62,575	1.2
Observation cases	34,107	38,398	12.6
Emergency room visits	591,914	632,104	6.8
Health plan member lives	249,500	236,000	(5.4)
Health plan claims expense percentage	78.0%	76.8%

Uncompensated care as a percent of net patient revenues (prior to uncompensated care deductions)	19.0%	21.5%

Net patient revenue payer mix:
Medicare	27.4%	27.3%
Medicaid	14.3	13.5
Managed Medicare	10.7	11.5
Managed Medicaid	9.6	10.1
Managed care	34.8	34.1
Commercial	1.3	1.5
Self-pay	1.9	2.0
Total	100.0%	100.0%

Discharges by payer:
Medicare	28.9%	28.5%
Medicaid	11.2	9.7
Managed Medicare	12.2	12.5
Managed Medicaid	17.1	18.4
Managed care	23.0	22.5
Commercial	0.5	0.5
Self-pay	7.1	7.9
Total	100.0%	100.0%

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics
(Unaudited) (continued)
	Six months ended
SAME STORE:	December 31,
	2011	2012	% Change
Number of hospitals at end of period	26	26
Licensed beds at end of period	6,198	6,198
Total revenues, including premium revenues (in millions)	$2,771.4	$2,769.0	(0.1)%
Net patient service revenues (in millions)	$2,382.7	$2,420.8	1.6
Discharges	130,868	128,520	(1.8)
Adjusted discharges	241,323	240,792	(0.2)
Average length of stay	4.34	4.42	1.8
Patient days	567,700	567,483	—
Adjusted patient days	1,046,849	1,063,223	1.6
Patient revenue per adjusted discharge	$9,383	$9,598	2.3
Inpatient surgeries	30,205	28,921	(4.3)
Outpatient surgeries	58,605	57,401	(2.1)
Observation cases	31,799	34,683	9.1
Emergency room visits	565,499	586,747	3.8
Health plan claims expense percentage	78.2%	76.8%

Uncompensated care as a percent of net patient revenues (prior to uncompensated care deductions)	18.0%	20.2%

Net patient revenue payer mix:
Medicare	26.7%	26.3%
Medicaid	14.1	13.4
Managed Medicare	10.9	11.7
Managed Medicaid	10.3	10.5
Managed care	35.0	34.7
Commercial	1.4	1.5
Self-pay	1.6	1.9
Total	100.0%	100.0%

Discharges by payer:
Medicare	28.6%	28.3%
Medicaid	10.0	9.3
Managed Medicare	12.7	13.1
Managed Medicaid	18.2	18.0
Managed care	23.3	23.0
Commercial	0.5	0.6
Self-pay	6.7	7.7
Total	100.0%	100.0%

Investor Contact:	Gary Willis	Media Contact:	Suzanne Towry
	Senior Vice President and Chief Accounting Officer		Director of Media Relations
	(615) 665-6098		(615) 665-6016
	gwillis@vanguardhealth.com		setowry@vanguardhealth.com